As filed with the Securities and Exchange Commission on November 1, 2012

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Amphenol Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-2785165 (I.R.S. Employer Identification No.)

358 Hall Avenue Wallingford, Connecticut (Address of principal executive offices)	06492 (Zip Code)

The 2012 Restricted Stock Plan for Directors of Amphenol Corporation
(Full title of the plan)

Edward C. Wetmore, Esq.

Vice President, Secretary and General Counsel

Amphenol Corporation

358 Hall Avenue

Wallingford, Connecticut 06492

(203) 265-8634

(Name, address and telephone

number of agent for service)

Copy to: Ronald A. Fleming, Jr. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1214

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Class A Common Stock, par value $0.001 per share	125,000	$60.28	$7,535,000.00	$1,027.77

(1)   The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee for the 125,000 shares of Common Stock available for the grant of future awards were calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the high and low sales prices of the Registrant’s Common Stock on the New York Stock Exchange on October 31, 2012.

EXPLANATORY NOTE

We are filing this Registration Statement in order to register 125,000 shares of our common stock under the 2012 Restricted Stock Plan for Directors of Amphenol Corporation (the “Plan”).  The Registration Statement relates to two separate prospectuses.  The first prospectus includes Items 1 and 2 from this page and the documents incorporated by reference pursuant to Part II, Item 3 of this Registration Statement.  The second prospectus includes the material that follows Item 2, up to but not including Part II of this Registration Statement, and is a reoffer prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8) which covers reoffers and resales of shares of common stock issued pursuant to the Plan.  Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares of common stock which may be deemed to be “restricted securities” or “control securities” under the Securities Act and the rules and regulations promulgated thereunder that have been acquired by the selling shareholders identified in the reoffer prospectus.  The number of shares of common stock included in the reoffer prospectus represents the total number of shares of common stock that may be acquired by the selling shareholders upon vesting of awards granted under the Plan and does not necessarily represent a present intention to sell all such shares of common stock.  The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1            Plan Information

See Item 2 below.

Item 2            Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act.  Such documents are not required to be, and are not being, filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.  We will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the Plan.  Requests should be directed to Investor Relations, Amphenol Corporation, 358 Hall Avenue, Wallingford, Connecticut 06492, (203) 265-8900.

REOFFER PROSPECTUS

AMPHENOL CORPORATION

16,429 Shares of Common Stock

THE 2012 RESTRICTED STOCK PLAN FOR DIRECTORS OF AMPHENOL CORPORATION

This prospectus relates to the reoffer and resale by the selling stockholders of up to 16,429 shares of our Class A Common Stock, $0.001 par value per share (the “common stock”) that may be issued under the 2012 Restricted Stock Plan for Directors of Amphenol Corporation (the “2012 Restricted Stock Plan”).

Subject to vesting requirements and other limitations imposed under the 2012 Restricted Stock Plan, the common stock may be sold from time to time by the selling stockholders or by their pledgees, donees, transferees or other successors in interest.  Such sales may be made on a stock exchange, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.  The common stock may be sold from time to time, among other ways, by one or more brokers or dealers engaged by the selling stockholders.  Brokers or dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with such sales.  See “Plan of Distribution.” In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

We will not receive any of the proceeds from the sale of the shares being offered pursuant to this prospectus.  We will pay all of the expenses associated with this prospectus.  Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol “APH.”  On October 31, 2012, the closing sale price of our common stock was $60.13 per share.

Investing in any of our securities involves risks.  Please read carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2012.

3

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”).  You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Information contained on our website does not constitute a part of this prospectus. Selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time this prospectus is delivered or the shares offered by this prospectus are sold. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference herein that are not purely historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are often, but not always, made through the use of words or phrases such as “believe,” “expect,” “project,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative of these terms or similar expressions. These forward-looking statements include, but are not limited to, estimates, projections and information concerning our possible or assumed future business plans and strategies, results of operations, competitive position, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations.

These forward-looking statements are based on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the respective dates on which such forward-looking statements are made, and are not guarantees of our future performance. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying, the forward-looking statements.  A discussion of some of the risks and uncertainties that could cause actual results and events to differ materially from these forward-looking statements is included in the sections entitled “Risk Factors” in this prospectus and “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the quarterly periods thereafter, each of which is incorporated by reference herein. Because various factors could cause actual results or outcomes to differ materially from those expressed in these forward-looking statements, you should not place undue reliance on any of these forward-looking statements.

Except as required by law, we do not undertake any obligation to update or publicly release any revisions to any forward-looking statement made by us or on our behalf to reflect new information, future events or changes in expectations after the date on which such forward-looking statement is made.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and the documents incorporated by reference into this prospectus. In this prospectus, “the Company,” “we,” “us,” and “our” refer to Amphenol Corporation and its subsidiaries.

The SEC allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will update automatically, supplement and/or supersede this information. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding us, our common stock and our financial statements and the notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

Amphenol Corporation

We are one of the world’s largest designers, manufacturers and marketers of electrical, electronic and fiber optic connectors, interconnect systems and coaxial and high speed specialty cable. We were incorporated in 1987. Certain predecessor businesses, which now constitute part of the Company, have been in business since 1932. The primary end markets for our products are:

•                  information technology and communication systems for the converging technologies of voice, video and data communications;

•                  a broad range of industrial applications including factory automation and motion control systems, medical and industrial instrumentation, mass transportation, alternative and traditional energy generation, natural resource exploration and traditional and hybrid-electrical automotive applications; and

•                  commercial aerospace and military applications.

Our strategy is to provide our customers with comprehensive design capabilities, a broad selection of products and a high level of service on a worldwide basis while maintaining continuing programs of productivity improvement and cost control.

Our principal executive offices are located at 358 Hall Avenue, Wallingford, Connecticut 06492, and our main telephone number is (203) 265-8900. Our website is located at http://www.amphenol.com.

The Offering

Securities offered by the selling stockholders	This prospectus relates to the sale by the selling stockholder of up to 16,429 shares of common stock issued to the selling stockholders under the 2012 Restricted Stock Plan.

Offering price	Market price or privately negotiated prices.

Common stock outstanding before the offering	160,342,286 shares (1)

Common stock to be outstanding after the offering	160,342,286 shares (2)

Use of proceeds	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

NYSE Symbol	APH

Risk Factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 3 of this prospectus before deciding whether or not to invest in our common stock.

(1) Based on the number of shares outstanding as of October 31, 2012.

(2) Assumes that all shares offered hereby are sold but no other securities held by Selling Stockholders are sold.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. In considering whether to purchase any shares of common stock, you should carefully consider the specific risks discussed below. In addition to the information contained in this prospectus, you should also carefully consider the information we have included or incorporated by reference in this prospectus. In particular, you should carefully consider the risks described under the heading “Item 1A. Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended thereafter, each of which is incorporated by reference herein. Our business, results of operations and financial condition may be materially and adversely affected due to any of these risks. The trading price of our shares could decline due to any of these risks, and you could lose all or part of your investment. Some risk factors in this section are “forward-looking statements.” See “Forward-Looking Statements.”

Risks Relating to Our Common Stock

The market for our common stock may be volatile.

The market price of our common stock could be subject to wide fluctuations. These fluctuations could be caused by:

•                  quarterly variations in our results of operations;

•                  changes in earnings estimates by analysts;

•                  conditions in our markets; or

•                  general market or economic conditions.

In addition, in recent years the stock market has experienced extreme price and volume fluctuations. These fluctuations have had a substantial effect on the market prices of many companies, often unrelated to the operating performance of the specific companies. These market fluctuations could adversely affect the price of our common stock.

Sales or potential sales of our common stock by us or our significant stockholders may cause the market price of our common stock to decline.

We are not restricted from issuing additional shares of common stock, including shares issuable pursuant to securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. As of October 31, 2012, we had 160,342,286 shares of common stock outstanding. In addition, as of that date, 13,792,049 shares of our common stock were issuable pursuant to outstanding stock options and awards which had not yet vested or been exercised or which had been previously acquired upon vesting or exercise but had not yet been delivered. Additional shares of common stock are also available to be granted under our existing equity plans or may be granted under future equity plans. Stock sales by our directors, officers, or significant holders may affect our stock price.

USE OF PROCEEDS

The proceeds from the sale of the shares of our common stock being offered by the selling stockholders pursuant to this prospectus will belong to the selling stockholders.  We will not receive any of the proceeds from the sale of such shares. We will not receive any proceeds from the issuance and vesting of restricted shares under the 2012 Restricted Stock Plan.

We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

SELLING STOCKHOLDERS

The 16,429 shares of our common stock to which this reoffer prospectus relates is comprised entirely of shares issuable under the 2012 Restricted Stock Plan, one of our “employee benefit plans” as that term is defined in Rule 405 of Regulation C under the Securities Act.  The shares are being registered for reoffers and resales by our non-employee directors named below.

The selling stockholders are our prior, current or future non-employee directors (or any of their respective assigns) who have acquired or may acquire in the future shares of our common stock granted under the 2012 Restricted Stock Plan.  After satisfying the vesting requirements imposed under the 2012 Restricted Stock Plan, the selling stockholders may, from time to time, resell all, a portion or none of the shares of our common stock covered by this reoffer prospectus.  There is no assurance that any of the selling stockholders will sell any or all of the shares offered by them under this reoffer prospectus.  Any changed information will be set forth in an amendment to the registration statement or supplement to this reoffer prospectus, to the extent required by law.  To the extent our non-employee directors change from the non-employee directors named below, this prospectus may be amended or supplemented from time to time to add selling stockholders or to delete the names of selling stockholders from the following list or to otherwise amend or supplement the information in the table set forth below.

The address of the stockholders listed below is care of Amphenol Corporation, 358 Hall Avenue
Wallingford, CT 06492.  The following table sets forth the name and relationship to the Company of the selling stockholders and: (1) the number of shares of common stock that the selling stockholders beneficially owned as of October 31, 2012; (2) the number of shares of common stock that the selling stockholders may offer pursuant to this prospectus; and (3) (if one percent or more) the percentage of the class to be beneficially owned by such selling stockholder assuming the sale of all shares offered pursuant to this prospectus.

The inclusion in the table of the individuals named therein shall not be deemed to be an admission that any such individual is one of our affiliates.

Name of Selling Stockholder	Position	Number of Shares Beneficially Owned Prior to the Offering (1)		Percentage of Common Stock Beneficially Owned Prior to the Offering (2)	Number of Shares Eligible to be Offered by Selling Stockholders (3)	Number of Shares Beneficially Owned after Completion of the Offering (4)	Percentage of Common Stock Owned After Completion of the Offering (2)(4)

Ronald P. Badie	Director	70,346	(5)(6)	*	2,347	67,999	*
Stanley L. Clark	Director	18,347	(5)(6)	*	2,347	16,000	*
Edward G. Jepsen	Director	142,346	(5)(6)	*	2,347	139,999	*
Andrew E. Lietz	Director	56,657	(5)(6)	*	2,347	54,310	*
Martin H. Loeffler	Director	919,580	(5)(6)(7)	*	2,347	917,233	*
John R. Lord	Director	80,346	(5)(6)	*	2,347	77,999	*
Dean H. Secord	Director	73,854	(5)(6)	*	2,347	71,507	*

* Less than one percent

(1)                                 Beneficial owner means any person who, directly or indirectly, through any contract arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, shares of our common stock; and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our common stock.  A person is also deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days from October 31, 2012.

(2)                                 Based on 160,342,286 shares of common stock issued and outstanding as of October 31, 2012.

(3)                                 The amounts for each Selling Stockholder assume full vesting of all shares of our common stock issued under the 2012 Restricted Stock Plan and held by such Selling Stockholder.

(4)                                 Assumes that all shares offered hereby are sold but no other securities held by Selling Stockholders are sold.

(5)                                 The share ownership amounts in this table include 4,000, 16,000, 100,000, 24,149, 153,900, 14,000 and 7,508 shares which are currently owned directly by Messrs. Badie, Clark, Jepsen, Lietz, Loeffler, Lord and Secord, respectively. The 100,000 shares of common stock owned by Mr. Jepsen reflected in this table have been pledged as security. Pursuant to the pledge arrangement, Mr. Jepsen has the power to vote or direct the voting of the shares and he has the power to dispose or direct the disposition of the shares. The share ownership amount for Mr. Secord includes 1,000 shares of common stock owned directly by his spouse. The table also includes 63,999, 63,999, 39,999, 10,000, 63,999 and 63,999 shares which are not presently owned by Messrs. Badie, Clark, Jepsen, Lietz, Lord and Secord, respectively, but which would be issuable upon the exercise of stock options pursuant to the Amended 2004 Stock Option Plan for Directors of Amphenol Corporation (the “Directors’ Stock Option Plan”) which are currently exercisable or are exercisable within 60 days of October 31, 2012.

(6)                                 The share ownership amounts for Messrs. Badie, Clark and Lietz reflected in this table do not include any shares of the Company’s common stock which may be issued pursuant to the Amphenol Corporation Directors’ Deferred Compensation Plan (the “Directors’ Deferred Compensation Plan”). Mr. Badie was appointed to the Board on July 21, 2004 and the cumulative balance in his Directors’ Deferred Compensation account as of October 31, 2012, including credit for dividends, is 9,380 unit shares. Mr. Clark was appointed to the Board on January 27, 2005 and the cumulative balance in his Directors’ Deferred Compensation account as of October 31, 2012, including credit for dividends, is 8,247 unit shares. Mr. Lord was appointed to the Board on March 10, 2004 and he has elected not to defer fees pursuant to the Directors’ Deferred Compensation Plan. He receives his fees in cash. Mr. Loeffler was appointed to the Board on December 1, 1987 and he has elected not to defer his fees pursuant to the Directors’ Deferred Compensation Plan. He receives his fees in cash. Mr. Jepsen was appointed to the Board on January 5, 2005 and he has elected not to defer his fees pursuant to the Directors’ Deferred Compensation Plan. He receives his fees in cash. Mr. Secord was appointed to the Board on March 28, 2002 and he participated in the Directors’ Deferred Compensation Plan through the fourth quarter 2008. Since that time, Mr. Secord has elected to receive his fees in cash in lieu of shares. In December 2010, Mr. Secord converted all unit shares to common stock leaving a zero balance in his Directors’ Deferred Compensation account. Mr. Lietz was appointed to the Board on January 24, 2011 and he participated in the Directors’ Deferred Compensation Plan through the second quarter of 2012.  In July 2012, Mr. Lietz converted all of his unit shares to common stock leaving a zero balance in his Directors’ Deferred Compensation Account.  Commencing with the fourth quarter 2009, Messrs. Badie and Clark and elected to receive their quarterly director’s fees in cash in lieu of shares. As long as the election to receive quarterly director’s fees in cash in lieu of shares continues, the cumulative balance in each of Messrs. Badie and Clark’s Director’s Deferred Compensation Plan account will only increase by the number of shares credited for dividends.

(7)                                 The table also includes 763,333 shares which are not presently owned by Mr. Loeffler, but which would be issuable upon the exercise of stock options which are currently exercisable or are exercisable within 60 days of October 31, 2012. Of these 763,333 shares, 760,000 would be issuable upon the exercise of stock options granted pursuant to the 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries and 3,333 shares would be issuable upon the exercise of stock options granted pursuant to the Director’s Stock Option Plan.

Any selling stockholder may from time to time sell under this prospectus any or all of the shares of common stock listed as being offered for sale.  Because the selling stockholders are not obligated to sell any or all of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholders will beneficially own after this offering.  Also, this prospectus does not include shares that may be acquired upon exercise of options that we may grant under our other various stock incentive plans in the future. The shares issuable under the 2012 Restricted Stock Plan in the future may subsequently be sold pursuant to this prospectus, as supplemented to reflect the offering of such underlying shares for resale.

PLAN OF DISTRIBUTION

Under the 2012 Restricted Stock Plan, we are authorized to issue up to 125,000 shares of our common stock.

Subject to the vesting requirements and other limitations imposed under the 2012 Restricted Stock Plan, the selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. To our knowledge, no selling stockholder has any agreement or understanding, directly or indirectly, with any person to resell the shares of our common stock covered by this prospectus.

The sales price offered by the selling stockholders to the public may be: the market price prevailing at the time of sale; a price related to such prevailing market price; or such other price as the selling stockholders determine from time to time.

The shares of our common stock may be sold by means of one or more of the following methods:

•                  a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

•                  ordinary brokerage transactions in which the broker solicits purchasers;

•                  through options, swaps or derivatives;

•                  in transactions to cover short sales;

•                  in privately negotiated transactions; or

•                  in a combination of any of the above methods.

The shares offered by this prospectus may be sold from time to time directly by or on behalf of the selling stockholders in one or more transactions on the NYSE or on any stock exchange on which the common stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of these methods.  The selling stockholders may sell their shares of common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders, or, if any such broker-dealer acts as agent for the purchaser of shares of common stock, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved.

Broker-dealers may agree with a selling stockholder to sell a specified number of shares of common stock at a stipulated price per share of common stock, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder.

Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares of common stock, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.  If our selling stockholders enter into arrangements with brokers or dealers as described in this paragraph, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Accordingly, during such times as a selling stockholder may be deemed to be engaged in a distribution of the shares of common stock, and therefore be considered to be an underwriter, the selling shareholder must comply with applicable law and, among other things:

•                  may not engage in any stabilization activities in connection with shares of our common stock;

•                  may not cover short sales by purchasing shares while the distribution is taking place; and

•                  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the common stock being offered hereby. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares of common stock offered hereby.  Neither we nor the selling stockholders can currently estimate the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

LEGAL MATTERS

The validity of the common stock being offered pursuant to this prospectus will be passed upon for us by Edward C. Wetmore, our Vice President, Secretary and General Counsel.  As of October 31, 2012, Mr. Wetmore beneficially owned 152,792 shares of our common stock (including 3,392 shares held directly and 149,400 shares issuable upon the exercise of options vested as of October 31, 2012 or within 60 days thereafter).

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of Amphenol Corporation’s internal control over financial reporting have been audited by Deloitte &

Touche LLP, an independent registered public accounting firm, as stated in their report (which report (1) expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph referring to the change in the Company’s method of presenting comprehensive income and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting) which is incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information. The information incorporated by reference is considered to be part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information. You will be deemed to have notice of all information incorporated by reference into this prospectus as if that information were included in this prospectus.

The following documents that we have filed with the SEC are incorporated herein by reference:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•                  Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2012 and June 30, 2012;

•                  Our Current Reports on Form 8-K, dated January 20, 2012, January 24, 2012, January 26, 2012 (with respect to Items 1.01 and 2.03 of Form 8-K and related Exhibits) and May 29, 2012;

•                  The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on October 1, 1991, including any amendment(s) or report(s) filed for the purpose of updating such description; and

•                  All of our future filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all shares then remaining unsold.

We are not, however, incorporating any documents or information that are deemed to have been furnished rather than filed in accordance with SEC rules.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and number:

Investor Relations
Amphenol Corporation
358 Hall Avenue
Wallingford, CT 06492
Telephone No: (203) 265-8900

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-8 with the SEC under the Securities Act of 1933 with respect to the common stock offered in this prospectus. This prospectus is part of the registration statement, but the registration statement also contains or incorporates by reference additional information and exhibits. We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our operating results and financial condition, officers and directors, principal holders of shares, any material interests of such persons in transactions with us and other matters. Our filed reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports and other information regarding registrants like us that file electronically with the SEC.  The address of the SEC’s website is: http://www.sec.gov.

You can also obtain our Annual Reports, statements regarding our quarterly results, statements regarding any quarterly dividend payments, and other information about the Company at our website: http://www.amphenol.com. Our website and the information contained on our website are not part of this prospectus.

SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or person controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

AMPHENOL CORPORATION

COMMON STOCK
REOFFER PROSPECTUS

November 1, 2012

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

We incorporate by reference the documents listed below and those filings we may make with the Commission after the date of the initial registration statement and prior to the effectiveness of such registration statement:

•                  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 24, 2012;

•                  our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, filed with the Commission on May 4, 2012, and for the quarter ended June 30, 2012, filed with the Commission on August 3, 2012;

•                  our Current Reports on Form 8-K, filed with the Commission on January 20, 2012, January 24, 2012, January 26, 2012 (with respect to Items 1.01 and 2.03 of Form 8-K and related Exhibits) and May 29, 2012; and

•                  the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on October 1, 1991, including any amendment(s) or report(s) filed for the purpose of updating such description.

We also incorporate by reference any future filings we will make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until this offering has been completed.

Item 4.   Description of Securities.

Not applicable.

Items 5.   Interests of Named Experts and Counsel.

The validity of our securities registered hereby has been passed upon by Edward C. Wetmore, Esq., our Vice President, Secretary and General Counsel.  As of October 31, 2012, Mr. Wetmore beneficially owned 152,792 shares of our common stock (including 3,392 shares held directly and 149,400 shares issuable upon the exercise of options vested as of October 31, 2012 or within 60 days thereafter).

Item 6.   Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Article Seventh of our Amended and Restated Certificate of Incorporation, as amended, provides that, except as otherwise provided by the DGCL as the same exists or may hereafter be amended, none of our directors shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director.  In addition, Article Eighth of our Amended and Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, we shall indemnify any of our current or former employees or agents against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of Amphenol Corporation or otherwise, to which he was or is a party by reason of his current or former position with us or by reason of the fact that he is or was serving, at our request, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Article IV of our By-laws provides for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

We have has also entered into agreements with our directors and officers that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as our directors or officers to the fullest extent not prohibited by law.  We maintain liability insurance for our officers and directors.

Item 7.   Exemption from Registration Claimed

Not applicable.

Item 8.   Exhibits.

Number	Description

4.1	Amended and Restated Certificate of Incorporation, dated April 24, 2000 (filed as Exhibit 3.1 to the April 28, 2000 Form 8-K and incorporated herein by reference)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 26, 2004 (filed as Exhibit 3.2 to the June 30, 2004 Form 10-Q and incorporated herein by reference)

4.3	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 23, 2007 (filed as Exhibit 3.4 to the December 31, 2007 Form 10-K and incorporated herein by reference)

4.4	Third Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 24, 2012 (filed as Exhibit 3.2 to the June 30, 2012 Form 10-Q and incorporated herein by reference)

4.5	Amended and Restated By-Laws as of May 24, 2012 (filed as Exhibit 3.1 to the June 30, 2012 Form 10-Q and incorporated herein by reference)

5.1	Opinion of Counsel*

23.1	Consent of Edward C. Wetmore, Esq. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney (included on the signature page)

99.1	The 2012 Restricted Stock Plan for Directors of Amphenol Corporation (filed as Exhibit 10.15 to the June 30, 2012 Form 10-Q and incorporated herein by reference)

*  Filed herewith.

Item 9.   Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(i)                                     include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on November 1, 2012.

AMPHENOL CORPORATION

By:	/s/ R. Adam Norwitt
R. Adam Norwitt
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DIANA G. REARDON AND EDWARD C. WETMORE, and each of them, with full power of substitution, his true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his behalf in his capacities indicated below which he may deem necessary or advisable to enable Amphenol Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement including specifically, but not limited to, power and authority to sign for him in his name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ R. Adam Norwitt	President and Chief Executive Officer (Principal Executive Officer)	November 1, 2012
R. Adam Norwitt

/s/ Diana G. Reardon	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 1, 2012
Diana G. Reardon

/s/ Martin H. Loeffler	Chairman of the Board of Directors	November 1, 2012
Martin H. Loeffler

/s/ Ronald P. Badie	Director	November 1, 2012
Ronald P. Badie

/s/ Stanley L. Clark	Director	November 1, 2012
Stanley L. Clark

/s/ Edward G. Jepsen	Director	November 1, 2012
Edward G. Jepsen

/s/ Andrew E. Lietz	Director	November 1, 2012
Andrew E. Lietz

/s/ John R. Lord	Director	November 1, 2012
John R. Lord

/s/ Dean H. Secord	Director	November 1, 2012
Dean H. Secord

EXHIBIT INDEX

Number	Description

4.1	Amended and Restated Certificate of Incorporation, dated April 24, 2000 (filed as Exhibit 3.1 to the April 28, 2000 Form 8-K and incorporated herein by reference)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 26, 2004 (filed as Exhibit 3.2 to the June 30, 2004 Form 10-Q and incorporated herein by reference)

4.3	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 23, 2007 (filed as Exhibit 3.4 to the December 31, 2007 Form 10-K and incorporated herein by reference)

4.4	Third Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 24, 2012 (filed as Exhibit 3.2 to the June 30, 2012 Form 10-Q and incorporated herein by reference)

4.5	Amended and Restated By-Laws as of May 24, 2012 (filed as Exhibit 3.1 to the June 30, 2012 Form 10-Q and incorporated herein by reference)

5.1	Opinion of Counsel*

23.1	Consent of Edward C. Wetmore, Esq. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney (included on the signature page)

99.1	The 2012 Restricted Stock Plan for Directors of Amphenol Corporation (filed as Exhibit 10.15 to the June 30, 2012 Form 10-Q and incorporated herein by reference)

*  Filed herewith.